Exhibit 99.1

OPTICAL CABLE CORPORATION 5290 Concourse Drive Roanoke, VA 24019 (Nasdaq GM: OCCF) www.occfiber.com

AT THE COMPANY:

Neil Wilkin	Tracy Smith
Chairman, President & CEO	Senior Vice President & CFO
(540) 265-0690	(540) 265-0690
investorrelations@occfiber.com	investorrelations@occfiber.com

AT JOELE FRANK, WILKINSON BRIMMER KATCHER:

Andrew Siegel	Aaron Palash
(212) 355-4449 ext. 127	(212) 355-4449 ext. 103
occf-jfwbk@joelefrank.com	occf-jfwbk@joelefrank.com

FOR IMMEDIATE RELEASE

OPTICAL CABLE CORPORATION REPORTS

FOURTH QUARTER AND FISCAL YEAR 2010 FINANCIAL RESULTS

OCC® Achieves Highest Annual Net Sales in Company’s History

ROANOKE, VA, January 20, 2011 — Optical Cable Corporation (Nasdaq GM: OCCF) (“OCC®” or the “Company”) today announced financial results for its fourth quarter and fiscal year ended October 31, 2010.

OCC’s consolidated net sales for fiscal year 2010 were the highest in the Company’s history.

Fourth Quarter 2010 Financial Results

Consolidated net sales for the fourth quarter of fiscal year 2010 increased 31.1% to $18.5 million compared to net sales of $14.1 million for the comparable period in fiscal year 2009. Net sales in both the Company’s commercial market and its specialty markets increased during the fourth quarter of fiscal year 2010 compared to the same period last year. The acquisition of Applied Optical Systems, Inc. (“AOS”) by OCC on October 31, 2009 also contributed to the net sales growth achieved by the Company in the fourth quarter of fiscal year 2010.

Gross profit increased 47.9% to $7.2 million in the fourth quarter of fiscal year 2010, compared to $4.8 million for the fourth quarter of fiscal year 2009. Gross profit margin, or gross profit as a percentage of net sales, increased to 38.8% in the fourth quarter compared to 34.4% in the same period last year.

OCC recorded net income attributable to the Company of $1.5 million, or $0.23 per basic and diluted share, for the fourth quarter of fiscal year 2010, compared to a net loss of $90,000, or $0.01 per basic and diluted share, for the fourth quarter of fiscal year 2009.

During the fourth quarter of fiscal year 2010, OCC reversed a $666,000, or $0.10 per share, goodwill impairment charge associated with a purchase accounting adjustment in connection with the AOS acquisition.

Optical Cable Corp. – Fourth Quarter 2010 Earnings Release

Excluding the positive impact that this goodwill impairment charge reversal had on income from operations, the Company’s proforma net income attributable to OCC was $808,000, or $0.13 per share, during the fourth quarter of fiscal year 2010.1

Fiscal Year 2010 Financial Results

Consolidated net sales increased 15.2% to $67.5 million in fiscal year 2010, compared to $58.6 million in fiscal year 2009. Net sales growth during the fiscal year was achieved over a broad customer base and product mix, with notable increases in both commercial and specialty markets, despite the difficult economic environment. The AOS acquisition also contributed to the net sales growth achieved by the Company in fiscal year 2010.

Geographically, OCC achieved consolidated net sales growth both in international markets and within the United States. Net sales to customers located outside of the United States increased 14.3% in fiscal year 2010 compared to the prior year, and net sales to customers located in the United States increased 15.6%.

Gross profit increased 19.8% to $23.8 million for fiscal year 2010, compared to $19.8 million for fiscal year 2009. Gross profit margin, or gross profit as a percentage of net sales, increased to 35.2% for fiscal year 2010 from 33.9% for fiscal year 2009.

For fiscal year 2010, OCC recorded a net loss attributable to the Company of $5.7 million, or $0.95 per basic and diluted share, compared to a net loss of $1.9 million, or $0.34 per basic and diluted share, for fiscal year 2009. Significantly contributing to the net loss for fiscal year 2010 was a non-recurring, non-cash net impairment charge of $5.6 million recorded to write-off the carrying value of the goodwill associated with the acquisition of AOS.

Excluding the non-recurring, non-cash net goodwill impairment charge of $5.6 million, the Company would have reported a net loss attributable to OCC of $153,000, or $0.03 per share, for fiscal year 2010.2

At the end of fiscal year 2010, OCC’s net book value attributable to OCC was $27.9 million, or $4.44 per share. In addition, OCC had a retained earnings balance of $21.9 million, or $3.48 per share as of the end of the fiscal year. OCC’s share price closed at $3.70 per share on Friday, January 21, 2011.

[1]	This reversal of a goodwill impairment charge partially reduces the $6.2 million non-cash, non-recurring goodwill impairment charge recorded by the Company during the second quarter of fiscal year 2010. The purchase accounting adjustment made during the fourth quarter was primarily the result of the Company’s adjustment to the valuation of certain deferred tax assets acquired in the purchase of AOS, and is not a result of a re-evaluation of the goodwill impairment recorded during the second quarter of fiscal year 2010. There is no tax benefit associated with the reversal of the goodwill impairment charge in the fourth quarter, as it is considered a non-deductible permanent item for tax purposes. Accordingly, there is no change to the tax expense as reported for fourth quarter of fiscal year 2010 in determining the proforma net loss and net loss per share.

[2]	This proforma net loss attributable to OCC and proforma net loss per share attributable to OCC are calculated by excluding the non-cash, non-recurring net impairment of goodwill charge of $5.6 million that was recorded during fiscal year 2010 from the Company’s net loss attributable to OCC as reported for the fiscal year ended October 31, 2010. The net goodwill impairment charge of $5.6 million during fiscal year 2010 consists of (i) a $6.2 million goodwill impairment charge recognized during the second quarter of fiscal year 2010 and (ii) a $666,000 reversal of the goodwill charge associated with a purchase accounting adjustment recognized during the fourth quarter of fiscal year 2010. There is no tax benefit associated with the goodwill impairment charge, as it is considered a non-deductible permanent item for tax purposes. Accordingly, there is no change to the tax expense as reported for fiscal year 2010 in determining the proforma net loss and net loss per share.

Optical Cable Corp. – Fourth Quarter 2010 Earnings Release

Management’s Comments

Neil Wilkin, President and Chief Executive Officer of OCC, said, “During the fiscal fourth quarter, we built on OCC’s strong momentum to finish the year with the highest net sales in our company’s history. Importantly, we generated record revenue by meeting the needs of our diverse, global customer base, which is increasingly taking advantage of OCC’s comprehensive suite of products and integrated solutions. With our strategic acquisitions now positively contributing to our bottom line results, we are focused on maintaining our operational discipline and executing on our plan to grow sales and earnings in order to create meaningful value for shareholders.”

Mr. Wilkin added, “In addition to achieving record sales, we are pleased to have further strengthened our balance sheet and initiated a quarterly dividend to provide a regular return of capital to our shareholders. Despite challenging economic and market conditions, we demonstrated OCC’s strength in 2010 and we are confident in OCC’s strategy, market position and prospects for continued growth and value creation in the future.”

Company Information

Optical Cable Corporation (“OCC”) is a leading manufacturer of a broad range of fiber optic and copper data communications cabling and connectivity solutions primarily for the enterprise market, offering an integrated suite of high quality, warranted products which operate as a system solution or seamlessly integrate with other providers’ offerings. OCC’s product offerings include designs for uses ranging from commercial, enterprise network, datacenter, residential and campus installations to customized products for specialty applications and harsh environments, including military, industrial, mining and broadcast applications. OCC products include fiber optic and copper cabling, fiber optic and copper connectors, specialty fiber optic and copper connectors, fiber optic and copper patch cords, pre-terminated fiber optic and copper cable assemblies, racks, cabinets, datacom enclosures, patch panels, face plates, multi-media boxes and other cable and connectivity management accessories, and are designed to meet the most demanding needs of end-users, delivering a high degree of reliability and outstanding performance characteristics.

OCC® is internationally recognized for pioneering the design and production of fiber optic cables for the most demanding military field applications, as well as of fiber optic cables suitable for both indoor and outdoor use, and creating a broad product offering built on the evolution of these fundamental technologies. OCC also is internationally recognized for its role in establishing copper connectivity data communications standards, through its innovative and patented technologies.

Founded in 1983, OCC is headquartered in Roanoke, Virginia with offices, manufacturing and warehouse facilities located in each of Roanoke, Virginia, near Asheville, North Carolina and near Dallas, Texas. OCC primarily manufactures its fiber optic cables at its Roanoke facility which is ISO 9001:2008 registered and MIL-STD-790F certified, its enterprise connectivity products at its Asheville facility which is ISO 9001:2008 registered, and its military and harsh environment connectivity products and systems at its Dallas facility which is ISO 9001:2008 registered and MIL-STD-790F certified.

Optical Cable Corporation, OCC®, Superior Modular Products, SMP Data Communications, Applied Optical Systems, and associated logos are trademarks of Optical Cable Corporation.

Further information about OCC is available on the Internet at www.occfiber.com.

Optical Cable Corp. – Fourth Quarter 2010 Earnings Release

FORWARD-LOOKING INFORMATION

This news release by Optical Cable Corporation and its subsidiaries (collectively, the “Company” or “OCC”) may contain certain forward-looking information within the meaning of the federal securities laws. The forward-looking information may include, among other information, (i) statements concerning our outlook for the future, (ii) statements of belief, anticipation or expectation, (iii) future plans, strategies or anticipated events, and (iv) similar information and statements concerning matters that are not historical facts. Such forward-looking information is subject to variables, uncertainties, contingencies and risks that may cause actual events to differ materially from our expectations, and furthermore, such variables, uncertainties, contingencies and risks may also adversely affect Optical Cable Corporation and its subsidiaries, the Company’s future results of operations and future financial condition, and/or the future equity value of the Company. Factors that could cause or contribute to such differences from our expectations or could adversely affect the Company include, but are not limited to: the level of sales to key customers, including distributors; timing of certain projects and purchases by key customers; the economic conditions affecting network service providers; corporate and/or government spending on information technology; actions by competitors; fluctuations in the price of raw materials (including optical fiber, copper, gold and other precious metals, and plastics and other materials affected by petroleum product pricing); fluctuations in transportation costs; our dependence on customized equipment for the manufacture of our products and a limited number of production facilities; our ability to protect our proprietary manufacturing technology; our ability to replace royalty income as existing patented and licensed products expire by developing and licensing new products; market conditions influencing prices or pricing; our dependence on a limited number of suppliers; the loss of, or conflict with, one or more key suppliers or customers; an adverse outcome in litigation, claims and other actions, and potential litigation, claims and other actions against us; an adverse outcome in regulatory reviews and audits and potential regulatory reviews and audits; adverse changes in state tax laws and/or positions taken by state taxing authorities affecting us; technological changes and introductions of new competing products; changes in end-user preferences for competing technologies, relative to our product offering; economic conditions that affect the telecommunications sector, certain technology sectors or the economy as a whole; changes in demand of our products from certain competitors for which we provide private label connectivity products; terrorist attacks or acts of war, and any current or potential future military conflicts; changes in the level of military spending by the United States government; ability to retain key personnel; inability to recruit needed personnel; poor labor relations; the inability to successfully complete the integration of the operations of our new subsidiaries; the impact of changes in accounting policies and related costs of compliance, including changes by the Securities and Exchange Commission (SEC), the Public Company Accounting Oversight Board (PCAOB), the Financial Accounting Standards Board (FASB), and/or the International Accounting Standards Board (IASB); our ability to continue to successfully comply with, and the cost of compliance with, the provisions of Section 404 of the Sarbanes-Oxley Act of 2002 or any revisions to that act which apply to us; the impact of changes and potential changes in federal laws and regulations adversely affecting our business and/or which result in increases in our direct and indirect costs, including our direct and indirect costs of compliance with such laws and regulations; the impact of the Patient Protection and Affordable Care Act of 2010, the Health Care and Education Reconciliation Act of 2010, and any revisions to those acts that apply to us and the related legislation and regulation associated with those acts, which directly or indirectly results in increases to our costs; the impact of changes in state or federal tax laws and regulations increasing our costs; impact of future consolidation among competitors and/or among customers adversely affecting our position with our customers and/or our market position; actions by customers adversely affecting us in reaction to the expansion of our product offering in any manner, including, but not limited to, by offering products that compete with our customers, and/or by entering into alliances with, making investments in or with, and/or acquiring parties that compete with and/or have conflicts with customers of ours; voluntary or involuntary delisting of the Company’s capital stock from any exchange on which it is traded; the deregistration by the Company from SEC reporting requirements, as a result of the small number of holders of the Company’s capital stock; adverse reactions by customers, vendors or other service providers to unsolicited proposals regarding the ownership or management of the Company; the additional costs of considering and possibly

Optical Cable Corp. – Fourth Quarter 2010 Earnings Release

defending our position on such unsolicited proposals; impact of weather or natural disasters in the areas of the world in which we operate and market our products; an increase in the number of the Company’s capital stock issued and outstanding; economic downturns and/or changes in market demand, exchange rates, productivity, or market and economic conditions in the areas of the world in which we operate and market our products; and our success in managing the risks involved in the foregoing. The foregoing is not intended to be complete and the Company is subject to other variables, uncertainties, contingencies and risks than those set forth above.

(Financial Tables Follow)

Optical Cable Corp. – Fourth Quarter 2010 Earnings Release

OPTICAL CABLE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(thousands, except per share data)

(unaudited)

	Three Months Ended October 31,		Fiscal Year Ended October 31,
	2010	2009	2010	2009

Net sales	$18,464	$14,080	$67,506	$58,589
Cost of goods sold	11,298	9,233	43,746	38,748

Gross profit	7,166	4,847	23,760	19,841

SG&A expenses	6,028	5,336	24,268	22,345
Royalty income, net	(309)	(198)	(1,233)	(878)
Amortization of intangible assets	146	199	587	825
Impairment of goodwill	(666)	—	5,580	—
Impairment of intangible assets (other than goodwill)	—	153	—	344

Income (loss) from operations	1,967	(643)	(5,442)	(2,795)

Interest income (expense), net	(157)	653	(542)	149
Other, net	(3)	(9)	65	16

Other income (expense), net	(160)	644	(477)	165

Income (loss) before income taxes	1,807	1	(5,919)	(2,630)

Income tax expense (benefit)	455	91	91	(706)

Net income (loss)	$1,352	$(90)	$(6,010)	$(1,924)

Net loss attributable to noncontrolling interest (2)	(122)	—	(277)	—

Net income (loss) attributable to OCC	$1,474	$(90)	$(5,733)	$(1,924)

Net income (loss) per share attributable to OCC: Basic and diluted	$0.23	$(0.01)	$(0.95)	$(0.34)

PROFORMA net income (loss) attributable to OCC, EXCLUDING impairment of goodwill (1)	$808		$(153)

PROFORMA net income (loss) per share attributable to OCC, EXCLUDING impairment of goodwill: Basic and diluted (1)	$0.13		$(0.03)

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Optical Cable Corp. – Fourth Quarter 2010 Earnings Release

OPTICAL CABLE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (continued)

(thousands, except per share data)

(unaudited)

	Three Months Ended October 31,		Fiscal Year Ended October 31,
	2010	2009	2010	2009

Weighted average shares outstanding:
Basic and diluted	6,388	6,543	6,015	5,656

(1)	Proforma net income (loss) attributable to OCC and proforma net income (loss) per share attributable to OCC are calculated by excluding the non-cash, non-recurring net impairment of goodwill charge of $5.6 million associated with the acquisition of Applied Optical Systems, Inc. (“AOS”) that was recorded during fiscal year 2010 from the Company’s net loss attributable to OCC as reported for the fiscal year ended October 31, 2010. The goodwill impairment charge of $5.6 million consists of (i) a $6.2 million goodwill impairment charge recognized during the second quarter of fiscal year 2010 and (ii) a $666,000 reversal of the goodwill charge associated with a purchase accounting adjustment recognized during the fourth quarter of fiscal year 2010. The purchase accounting adjustment made during the fourth quarter was primarily the result of the Company’s adjustment to the valuation of certain deferred tax assets acquired in the purchase of AOS, and is not a result of a re-evaluation of the goodwill impairment recorded during the second quarter of fiscal year 2010. There is no tax benefit associated with the goodwill impairment charge, as it is considered a non-deductible permanent item for tax purposes. Accordingly, there is no change to the tax expense as reported for fiscal year 2010 in determining the proforma net loss and net loss per share.

(2)	Accounting Standards Codification 810-10, Consolidation (“ASC 810-10”), was adopted by OCC effective for fiscal year 2010 as it relates to noncontrolling interests. There are no noncontrolling interest amounts presented for fiscal year 2009 since the minority interest’s share of losses attributable to Centric Solutions LLC was charged against the Company’s majority interest in accordance with the previous accounting literature.

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Optical Cable Corp. – Fourth Quarter 2010 Earnings Release

OPTICAL CABLE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(thousands)

(unaudited)

	October 31, 2010	October 31, 2009
Cash and cash equivalents	$2,522	$1,948
Trade accounts receivable, net	10,660	9,533
Inventories	14,423	12,306
Other current assets	3,062	3,915

Total current assets	30,667	27,702
Non-current assets	14,624	22,625

Total assets	$45,291	$50,327

Current liabilities	$7,762	$7,632
Non-current liabilities	9,949	9,438

Total liabilities	17,711	17,070
Total shareholders’ equity attributable to OCC	27,857	33,257
Noncontrolling interest (a)	(277)	—

Total shareholders’ equity	27,580	33,257

Total liabilities and shareholders’ equity	$45,291	$50,327

(a)	ASC 810-10, Consolidation, was adopted by OCC effective for fiscal year 2010 as it relates to noncontrolling interests. There are no noncontrolling interest amounts presented for fiscal year 2009 since the minority interest’s share of losses attributable to Centric Solutions LLC was charged against the Company’s majority interest in accordance with the previous accounting literature.

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